Exhibit 99.1

Reliant Bancorp, Inc. Holds Annual Meeting of Shareholders

2020 Acquisitions Add Almost $1 Billion to Assets

Brentwood, Tenn. – (May 15, 2020) – Reliant Bancorp, Inc. (“Reliant Bancorp” or the "Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant”), announced today that, at the 2020 annual meeting of the Company’s shareholders, its shareholders elected 13 directors and ratified the selection of Maggart & Associates, P.C. as the independent registered public accounting firm for the year ending December 31, 2020.

In comments made at the meeting, DeVan D. Ard, Jr., Chairman and CEO stated, “Reliant reported record loans, deposits and net income in 2019.  We entered 2020 with positive momentum and closed on two acquisitions that added approximately $1 billion in assets that we expect to be accretive to our 2020 earnings.

“Reliant had a strong first quarter; however, economic activity began to slow in March due to the COVID-19 quarantines and stay-at-home policies.  We expect our second quarter’s results will also be affected by lower economic activity due to COVID-19 and offset partially by the addition of the First Advantage Bancorp acquisition that we closed on April 1, 2020.

“At this time, it’s too early to predict the full impact of COVID-19 on the economy and our earnings during 2020, but we believe Reliant is well positioned to weather the slow-down.  Our credit quality is excellent and we have a strong capital base.  We believe the fundamentals that have made Nashville and Middle Tennessee one of the country’s best places to live and work are still in place and we expect them to be a driving force for growth in the year ahead,” Ard concluded.

At the meeting, shareholders elected the following directors:

•	Homayoun Aminmadani – Franchise Owner, YUM! Brands, Inc.
•	DeVan D. Ard, Jr. – Chairman, President and CEO of Reliant Bancorp, Inc. and Reliant Bank
•	Charles Trimble Beasley – Founder and President, Center Star, Inc.
•	Robert E. Daniel – President of Compass Capital, LLC
•	William Ronald DeBerry – Former CEO of Reliant Bancorp, Inc.
•	Sharon H. Edwards – Chief Operating Officer of Risk Strategies
•	Darrell S. Freeman, Sr. – Chairman of Pinnacle Construction Partners and S3 Asset Management
•	James Gilbert Hodges – President of Hodges Group, Inc.
•	William Lawson Mabry – Former Chairman of First Advantage Bancorp and real estate broker
•	Connie S. McGee – U.S. East Area Sales Director, Microsoft Corporation
•	Linda E. Rebrovick – President, Impact Corporate Consulting
•	Ruskin A. Vest – President of Southeastern Shirt Corporation
•	Michael E. Wallace – Partner in Thurman Campbell Group, LLC.

Shareholders also ratified Maggart & Associates, P.C. as the independent public accounting firm for the year ending December 31, 2020.

Contact:
DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2087)

About Reliant Bancorp, Inc. and Reliant Bank
Reliant Bancorp, Inc. (Nasdaq: RBNC) is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Cheatham, Davidson, Hamilton, Hickman, Maury, Montgomery, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. For additional information, locations, and hours of operation, please visit www.reliantbank.com.

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Reliant Bancorp, Inc. Holds Annual Shareholder Meeting

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “anticipate,” “expect,” “may,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of similar meaning, and the negatives thereof, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including those with respect to the Transactions (as defined below) being accretive to Reliant Bancorp’s earnings in 2020, Reliant Bancorp’s second quarter results being affected by lower economic activity due to COVID-19, Reliant being positioned to weather the slow-down due to COVID-19, and the future economies of Nashville and Middle Tennessee.

All forward-looking statements are subject to assumptions, risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such assumptions, risks, uncertainties, and factors include, among others, (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the risk that expected cost savings and revenue synergies from (a) the merger of Reliant Bancorp and Tennessee Community Bank Holdings, Inc. (“TCB Holdings”) (the “TCB Holdings Transaction”) or (b) the merger of Reliant Bancorp and First Advantage Bancorp (“First Advantage”) (the “First Advantage Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (5) the effect of the completion of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of Reliant Bancorp’s common stock, (6) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of First Advantage and its subsidiaries cannot be successfully integrated with the business and operations of Reliant Bancorp and its subsidiaries or that integration will be more costly or difficult than expected, (7) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (8) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (9) the risk associated with Reliant Bancorp management’s attention being diverted away from the day-to-day business and operations of Reliant Bancorp to the integration of the Transactions, (10) the effects of the Federal Reserve’s benchmark interest rate cuts on liquidity and margins, (11) the potential adverse effects of the coronavirus (COVID-19) or any other pandemic on the ability of borrowers to satisfy their obligations to Reliant Bancorp, the level of Reliant Bancorp’s nonperforming assets, the demand for Reliant Bancorp's loans or its other products and services, other aspects of Reliant Bancorp's business and operations, and financial markets and economic growth, and (12) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in Reliant Bancorp’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant Bancorp believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant Bancorp disclaims any obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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